SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2017

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, the Company’s Board of Directors (the “Board”) increased the size of the Board from six to seven and appointed Scott Flora to the Board, effective as of November 21, 2017, to serve as a Class II director whose term expires at the annual meeting of stockholders to be held in 2020. In addition, Mr. Flora will be added to the Compensation Committee of the Board (the “Compensation Committee”), effective as of November 21, 2017.

Mr. Flora is currently President of SFlora Consulting LLC.  Mr. Flora served as the President, Chief Executive Office and a director of OmniGuide Inc., a medical device company, from October 2011 to April 2014. He served as the Global Business Unit President for the surgical device division of Covidien plc, a global healthcare products company, from November 2006 until June 2011. From 1994 through 2006, Mr. Flora served in numerous positions at Smith & Nephew plc, a global medical technology company, including President and General Manager of the orthopedics reconstruction division, General Manager of the trauma and clinical therapies divisions, Senior Vice President of United States and Europe, Senior Vice President of Smith & Nephew Healthcare, and Senior Vice President of the orthopedics division. Mr. Flora currently serves as the Executive Chairman of Conventus Orthopaedics, a medical device company focused on developing a broad platform of minimally invasive intramedullary devices to repair traumatic end-bone fractures, where he has served since December 2015.  Mr. Flora currently serves on the board of directors of AgNovos Healthcare, a bone health medical device company, where he has served since January 2014.  From July 2015 to November 2016, Mr. Flora served on the board of directors of Cotera, an orthopedic joint implant company.  From July 2015 to January 2017, Mr. Flora was an advisor to CT Innovations, Connecticut’s strategic venture capital arm, where he assisted with three (3) of their startups.  From July 2015 to May 206, Mr. Flora served on the board of directors of NovaTract Surgical, a medical device company offering innovative technologies for minimally invasive surgeries.  From July 2013 to January 2014 Mr. Flora served on the board of directors of Mako Surgical.  From September 2011 until January 2013, Mr. Flora served on the board of directors of Tengion, a regenerative medicine company focused on discovering, developing, manufacturing and commercializing a range of neo-organs. Mr. Flora received a bachelor of science degree in marketing from Millikin University and has participated in professional development programs at Yale University, the Wharton School of the University of Pennsylvania, the Kellogg School of Management, INSEAD, and Pennsylvania State University.

Mr. Flora executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-203505) filed with the Securities and Exchange Commission on June 1, 2015.

There is no arrangement or understanding between Mr. Flora and any other persons pursuant to which Mr. Flora was elected as a director. In addition, Mr. Flora is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Flora will be eligible to participate in the Company’s standard compensation arrangements for non-employee directors, including receiving cash and equity compensation, as described on pages 17 through 18 of the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on April 28, 2017.

On November 21, 2017, the Company issued a press release announcing Mr. Flora appointment as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated as of November 21, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.
Date: November 21, 2017
	By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer

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